UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on June 4, 2015.

At the Annual Meeting, the shareholders of the Company elected each of the following individuals to serve on the Board of Directors for a term of one year, or until his or her successor is duly elected and qualified. The votes for the election of directors were cast as follows:

Nominees	Votes For	Withheld
Sharon D. Garrett	6,387,043	436,791
Mark E. Goldstein	6,269,467	554,367
Gerald J. Laber	6,271,879	551,955
Barry J. Levine	6,388,193	435,641
Philip A. Neri	6,272,679	551,155

The Company’s 2015 Equity and Incentive Plan was also approved by shareholders.  The votes for the 2015 Equity and Incentive Plan were cast as follows:

Votes For	Votes Against	Abstained
5,341,004	1,280,893	201,937

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date:	June 9, 2015	By:	/s/ Barry J. Levine
Barry J. Levine
Chief Financial Officer, Chief Operating Officer and Treasurer